UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): March 24, 2009

                                 VALCOM, INC.
	    ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


           DELAWARE                   000-28416                58-1700840
 ------------------------------  ----------------------	   ------------------
(STATE OR OTHER JURISDICTION    (COMMISSION FILE NUMBER)  (I.R.S. EMPLOYER
OF INCORPORATIONOR ORGANIZATION)			  (IDENTIFICATION NO.)



              2113A GULF BOULEVARD, INDIAN ROCKS BEACH, FL 33785
	      ---------------------------------------------------
             (Address of principal executive offices and zip code)


                                (727) 953-9778
	      --------------------------------------------------
             (Registrant's telephone number, including area code)


                                  Copies to:

                            Darrin M. Ocasio, Esq.

                      Sichenzia Ross Friedman Ference LLP

                           61 Broadway, 32 nd Floor

                           New York, New York 10006

                             Phone: (212) 930-9700

                              Fax: (212) 930-9725


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Valcom v. Chicago Title Company and The Laurus Master Fund. (LASC Case No. BC322524)

On March 24, 2009, Valcom, Inc. (the "Company"), Laurus Master Fund, Ltd, a company organized under the laws of the Cayman Islands ("Laurus") and Chicago Title Company, a California Corporation ("Chicago Title") entered into a Settlement Agreement (the "Agreement") whereby the Company resolved its previously asserted claims against Laurus and Chicago Title.

Pursuant to the terms of the Agreement, Laurus agrees to pay the Company five hundred and fifty thousand dollars ($550,000) within ten days of the signing of the Agreement. Within ten calendar days after the Company receives payment from Laurus, the Company shall file a Request for Dismissal of its claims, with prejudice, of its actions against Laurus and Chicago Title and Chicago Title shall file a Request for Dismissial of its claims against Laurus.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS


(A) FINANCIAL STATEMENTS.

Not applicable.


(B) PRO FORMA FINANCIAL INFORMATION.

Not applicable.


(C) EXHIBITS.

None.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



   Valcom, Inc.

   By: /s/ Vince Vellardita
       --------------------
       Vince Vellardita
       Chief Executive Officer



Date: March 30, 2009